UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                     Entry into a Material Definitive Agreement.

On March 15, 2010, Hilltop Holdings Inc., or the Company, entered into the First Amendment to Management Services Agreement with Diamond A Administration Company, LLC.  Pursuant to the Management Services Agreement, Diamond A Administration Company, LLC provides certain management services to the Company and its subsidiaries, including, among others, financial and acquisition evaluation.  The First Amendment to Management Services Agreement amended the agreement to provide that office space will be made available to the Company by Diamond A Administration Company, LLC and, upon making such office space available, the monthly fee will increase from $100,000 per calendar month to $104,000 per calendar month.   The amendment also extended the term of the Management Services Agreement by providing that the term of the agreement will continue until terminated by either party.   The Management Services Agreement may be terminated by either party upon thirty days prior written notice to the other party for any or no reason whatsoever or at such time as may be mutually agreed by the parties.  A copy of the First Amendment to Management Services Agreement is filed as Exhibit 10.14.2 to this Current Report on Form 8-K.

Diamond A Administration Company, LLC is an affiliate of Gerald J. Ford, the current Chairman of the Board of the Company and the beneficial owner of 26.6% of Company common stock as of March 15, 2010.  Gerald J. Ford and Jeremy B. Ford serve as directors and president and secretary, respectively, of Diamond A Administration Company, LLC.

Section 5 — Corporate Governance and Management

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer

On March 11, 2010, Gerald J. Ford submitted his resignation as President and Chief Executive Officer to the Board of Directors of the Company.  Gerald J. Ford, however, will remain Chairman of the Board of the Company.  As a result of this resignation, the Board of Directors appointed Jeremy B. Ford as the President and Chief Executive Officer of the Company, as well as a director of the Company.  Jeremy B. Ford, age 35, has worked in the financial services industry for over ten years, primarily focused on investments in and acquisitions of depository institutions and insurance and finance companies.  He also is one of the individuals who provided services to the Company under the Management Services Agreement with Diamond A Administration Company, LLC.  Accordingly, he has been actively involved in numerous potential acquisitions for the Company, the acquisition of NLASCO, Inc. in 2007, and the divestiture of the Company’s mobile home communities business in 2007.  Jeremy Ford also is currently a director of First Acceptance Insurance Company, Inc. (a subsidiary of First Acceptance Corporation) and a principal of Ford Financial Fund, L.P. (a private equity fund).  From 2004 to 2008, he worked for Diamond A-Ford Corporation, where he was involved in various investments made by a family limited partnership.  Prior to that, he worked at Liberté Investors Inc. (now First Acceptance Corporation) from 2002 to 2004, California Federal Bank, FSB (acquired by Citigroup Inc. in November 2002) from 1999 to 2000, and Salomon Smith Barney (now Citigroup Inc.) from 1997 to 1999.  Jeremy Ford previously served as a director of First Acceptance Corporation from 2000 to 2004.  He holds a BBA in finance from The University of Texas at Austin and a MBA from Columbia Business School.  Jeremy B. Ford is the son of Gerald J. Ford, the Chairman of the Board of the Company, and the brother-in-law of Corey G. Prestidge, the General Counsel and Secretary of the Company.  The Compensation Committee of the Board of Directors is evaluating the compensation to be paid to Jeremy Ford.  Accordingly, the Company will file an amendment to this Current Report on Form 8-K within four business days following the determination of the compensation payable to Jeremy Ford.

Jeremy B. Ford is the beneficiary of a trust that owns a 49% limited partnership interest in Diamond A Financial, L.P.  Diamond A Financial, L.P. owns 26.6% of the outstanding Company common stock and 10.8% of the outstanding 8.25% Series A Cumulative Redeemable Preferred Stock of the Company as of March 11, 2010.  As previously mentioned, he is a director and the Secretary of Diamond A Administration Company, LLC, which provides management services to the Company under the Management Services Agreement.  See Item 1.01 above for a description of the amounts payable to Diamond A Administration Company, LLC under the Management Services Agreement.  Diamond A Administration Company, LLC

is owned by Hunter’s Glen/Ford, Ltd., a limited partnership in which a trust for the benefit of Jeremy B. Ford is a 46% limited partner.

Directors

As previously mentioned, the Board of Directors appointed Jeremy B. Ford as a member of the Board of Directors on March 11, 2010.  For disclosure with respect to Jeremy B. Ford, please refer to “President & Chief Executive Officer” above.  In addition, on March 11, 2010, James R. Staff notified the Board of Directors that he will not stand for re-election at the 2010 annual meeting of stockholders.

2009 Bonuses

On March 11, 2010, the Compensation Committee awarded discretionary bonuses to the following individuals, Darren Parmenter - $50,000, Corey Prestidge - $50,000, and Greg Vanek - $68,750.

2010 Compensation

On March 11, 2010, the Compensation Committee of the Board of Directors determined to maintain the current salaries of each of the named executive officers of the Company, except for Jeremy B. Ford, which it is currently evaluating.  As previously mentioned, the Company will file an amendment to this Current Report on Form 8-K within four business days following the determination of the compensation payable to Jeremy B. Ford.

The Compensation Committee also determined to maintain the discretionary basis of incentive and bonus compensation for the named executive officers at Hilltop Holdings Inc.  With respect to incentive compensation for Mr. Vanek, the Compensation Committee approved the following incentive compensation plan for 2010:

•                  $41,250 if the Expense Ratio(1) is 39% or less;

•                  $10,313 if written premium exceeds forecast; and

•                  Loss Ratio(2):

•                  $154,688 if 46% or less;

•                  $72,188 if greater than 46%, but 52% or less; or

•                  $20,625 if greater than 52%, but the non-catastrophe Loss Ratio(3) is 50% or less.

No compensation is payable under this plan in the event there is a net loss at NLASCO, Inc. for the calendar year ended December 31, 2010.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)                     Pro forma financial information.

Not applicable.

(c)                      Shell company transactions.

Not applicable.

(1) Expense Ratio is policy acquisition and other underwriting expense divided by net premiums earned for the same period.

(2) Loss Ratio is the ratio that expresses the relationship of losses to premiums.  Loss Ratio is loss and loss adjustment expenses divided by net premiums earned for the same period.

(3) The non-catastrophe Loss Ratio is defined as the loss and loss adjustment expense ratio excluding Property Claim Service identified catastrophes that result in a loss to NLASCO, Inc. of $125,000 or more.

(d)                     Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

10.14.2	First Amendment to Management Services Agreement, dated as of March 15, 2010, by and between Hilltop Holdings Inc. and Diamond A Administration Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: March 17, 2010	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.14.2	First Amendment to Management Services Agreement, dated as of March 15, 2010, by and between Hilltop Holdings Inc. and Diamond A Administration Company, LLC.